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                                                                    Exhibit 99.1

                     Statement from State Street Corporation


BOSTON, MA - August 19, 2002 - State Street today issued a statement clarifying remarks made by its Chairman and CEO David A. Spina to the American Banker in an interview last week. The company said that while the consideration of possible sales, acquisitions and strategic alliances is a part of its overall business strategy, it is the company's policy not to disclose whether any possible transactions are under consideration and if so, their status.

     State Street Corporation (NYSE: STT) is the world's leading specialist in providing sophisticated global investors with investment servicing and investment management. With $6.2 trillion in assets under custody and $770 billion in assets under management, State Street is headquartered in Boston, Massachusetts and operates in 22 countries and over 100 markets worldwide.

     This news release may contain forward-looking statements, as defined by U.S. securities laws. Any such statements are based on current expectations and involve a number of risks and uncertainties. Important factors, including those mentioned in this news release, that could cause actual results to differ materially are set forth in State Street's annual report and subsequent SEC filings. They include risks and uncertainties relating to the value of global and regional financial markets and the pace of worldwide economic growth. State Street encourages investors to review its annual report and SEC filings in conjunction with this announcement and prior to making any investment decision. Any forward-looking statements contained in this news release speak only as of the date of release, August 19,2002, and the company does not undertake to revise such forward-looking statements to reflect events after the date of this release.